Exhibit 10.4

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (this “Agreement”) is made and entered into as of February 11, 2009 by and between the following parties:

(a) Paul G. Allen (the “Undersigned Holder”);

(b) Charter Investment, Inc. (“CII”); and

(c) Charter Communications, Inc., a Delaware corporation (“CCI” or the “Company” and the Undersigned Holder, CII and the Company, each, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company has determined that a restructuring of certain of its obligations is in the best interests of its stakeholders;

WHEREAS, other holders of certain claims under that certain 11% Senior Notes Indenture dated as of September 28, 2005 (each, a “Consenting 11% Old Senior Note Holder”), by and between CCH I, LLC and CCH I Capital Corp., as issuers, Charter Communications Holdings, LLC, as parent guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “11% Indenture”), each of whom are unaffiliated parties, are party to other restructuring agreements with the Company;

WHEREAS, other holders of certain claims under that certain 11% Senior Notes Indenture dated as of September 14, 2006 (each, a “Consenting 11% New Senior Note Holder”), by and between CCH I, LLC and CCH I Capital Corp., as issuers, Charter Communications Holdings, LLC, as parent guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “11% Supplemental Indenture”), each of whom are unaffiliated parties, are party to other restructuring agreements with the Company;

WHEREAS, other holders of certain claims under that certain 10.25% Senior Notes Indenture dated as of September 14, 2006 (each, a “Consenting 10.25% Old Senior Note Holder”), by and between CCH II, LLC and CCH II Capital Corp., as issuers, Charter Communications Holdings, LLC, as parent guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “10.25% Indenture”), each of whom are unaffiliated parties, are party to other restructuring agreements with the Company;

WHEREAS, other holders of certain claims under that certain 10.25% Senior Notes Supplemental Indenture dated as of July 2, 2008 (each, a “Consenting 10.25% New Senior Note Holder” and together with the Undersigned Holder, the Consenting 11% Old Senior Note Holders, the Consenting 11% New Senior Note Holders and the Consenting 10.25% Old Senior Note Holders, the “Consenting Holders”), between CCH II, LLC and CCH II Capital Corp., as issuers, Charter Communications Holdings, LLC, as parent guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental 10.25% Indenture” and together with the 11% Indenture, the 11% Supplemental Indenture and the 10.25% Indenture, the “Indentures”), each of whom are unaffiliated parties, are party to other restructuring agreements with the Company;

WHEREAS, each Consenting Holder is the holder of a claim, as defined in section 101(5) of the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) arising out of, or related to the 11% Indenture and/or the 11% Supplemental Indenture (each, a “11% Senior Note Claim”) and/or the 10.25% Indenture and/or the 10.25% Supplemental Indenture (each, a “10.25% Senior Note Claim” and together with the 11% Senior Note Claims, the “Charter Claims”);

WHEREAS, the Parties now desire to implement a financial restructuring (the “Restructuring”) of the Company and the Debtors (as defined in the Term Sheet (as defined below)) on the terms and conditions set forth in the term sheet (including all exhibits and financing commitments referenced therein, the “Term Sheet”) attached hereto as Exhibit 1;1

WHEREAS, the Parties intend to implement the Restructuring through a confirmed joint plan of reorganization, consistent in all material respects with the terms and conditions set forth in this Agreement, the Term Sheet and the joint plan of reorganization contemplated thereby (as the same may be amended from time to time in accordance with the terms of this Agreement, the “Plan”), for the Debtors in voluntary cases (the “Chapter 11 Cases”) to be commenced by the Debtors by jointly filing petitions (the “Petitions”) under chapter 11 of the Bankruptcy Code (the date of that event being the “Petition Date”) in the United States Bankruptcy Court (the “Bankruptcy Court”);

WHEREAS, the Parties have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring the outstanding claims of, and interests in, the Company in accordance with the terms set forth in this Agreement and the Term Sheet;

WHEREAS, each Party has reviewed, or has had the opportunity to review, this Agreement and the Term Sheet with the assistance of professional legal advisors of its own choosing;

WHEREAS, each Consenting Holder desires to support and vote to accept the Plan and may enter into an agreement with the Company substantially similar in form and substance to this Agreement;

WHEREAS, the Company desires to obtain the commitment of the Consenting Holders to support and vote to accept the Plan, in each case subject to the terms and conditions set forth herein and in the other restructuring agreements to which the other Consenting Holders are party; and

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Term Sheet.

WHEREAS, subject to the execution of definitive documentation and appropriate approvals by the Bankruptcy Court of the Plan and the associated disclosure statement (as the same may be amended from time to time, the “Disclosure Statement”), each of which, including as amended, shall be consistent with the Term Sheet, the following sets forth the agreement between the Parties concerning their respective obligations.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Term Sheet.

The Term Sheet is incorporated by reference herein and is made part of this Agreement as if fully set forth herein.  The general terms and conditions of the Restructuring are set forth in the Term Sheet; provided, however, that the Term Sheet is supplemented by the terms and conditions of this Agreement.  In the event of any inconsistencies between the terms of this Agreement and the Term Sheet, the Term Sheet shall govern.

2. Effectuating the Restructuring.

To implement the Term Sheet, the Parties have agreed, on the terms and conditions set forth herein, that the Company shall use its commercially reasonable best efforts to:

(a)
solicit the requisite acceptances of the Plan (i) in accordance with section 1125 of the Bankruptcy Code; and (ii) if solicited after the Chapter 11 Cases have commenced, the Bankruptcy Court has approved the Disclosure Statement;

(b)
move the Bankruptcy Court to confirm the Plan as expeditiously as practicable under the Bankruptcy Code, including under section 1129(b) thereof, the Federal Rules of Bankruptcy Procedure and the Bankruptcy Court’s local rules (the federal and local rules being the “Bankruptcy Rules”); and

(c)	consummate the Plan;

provided, however, that the form and substance of the Plan (including any Plan Supplement filed in connection therewith) and the Disclosure Statement shall be consistent in all material respects with the Term Sheet.

3. Commitments of the Undersigned Holder Under this Agreement and the Term Sheet.

(a) Voting by Undersigned Holder.

As long as a Termination Event (as defined herein) has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Undersigned Holder agrees for itself that, so long as it is the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any Charter Claims and has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code, it shall timely vote its Charter Claims (and not revoke or withdraw its vote) to accept the Plan, subject to the proviso in Section 2 hereof.

(b) Support of Plan.

As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Undersigned Holder, agrees for itself that, so long as it remains the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any Charter Claims, subject to the proviso in Section 2 hereof, by having executed and become party to this Agreement, it will:

i.
from and after the date hereof not directly or indirectly seek, solicit, support or vote in favor of any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could reasonably be expected to prevent, delay or impede the Restructuring of the Company as contemplated by the Term Sheet, the Plan or any other document filed with the Bankruptcy Court in furtherance of confirming the Plan;

ii.
agree to permit disclosure in the Disclosure Statement and any filings by the Company with the Securities and Exchange Commission of the contents of this Agreement; provided that the amount of the Charter Claims held by the Undersigned Holder shall be disclosed only to the Company and shall not be disclosed by the Company to any other person or entity;

iii.
cooperate with the Company to secure consents, approvals or waivers required to be obtained from governmental authorities in connection with the Plan with respect to the transfer or change in control of Franchises (as defined in the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq.), licenses and permits; provided that the Company shall reimburse the Undersigned Holder for all reasonable out-of-pocket expenses incurred in connection with this Section 3(b)(iii); and

iv.
forbear from exercising, directly or indirectly, any right to accelerate or commence any action to collect indebtedness outstanding under any indenture to which the Company and/or any of its subsidiaries (each, a “Company Indenture”) is a party or to file or join in an involuntary petition for relief under the Bankruptcy Code against the Company based upon the failure to pay any such indebtedness.

As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Company and the Undersigned Holder, so long as it is the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any Charter Claim, further agree that they shall not:

i.	object to or otherwise commence any proceeding opposing any of the terms of this Agreement, the Term Sheet, the Disclosure Statement or the Plan; or

ii.	take any action that is inconsistent with, or that would delay approval of the Disclosure Statement or Confirmation of the Plan.

(c) Transfer of Claims, Interests and Securities.

The Undersigned Holder hereby agrees, for so long as this Agreement shall remain in effect (such period, the “Restricted Period”), not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its Charter Claims (or any right related thereto and including any voting rights associated with such Charter Claims), unless the transferee thereof (a) agrees in an enforceable writing to assume and be bound by this Agreement and the Term Sheet, and to assume the rights and obligations of the Undersigned Holder under this Agreement and (b) promptly delivers such writing to the Company (each such transferee becoming, upon the Transfer, an Undersigned Holder hereunder).  The Company shall promptly acknowledge any such Transfer in writing and provide a copy of that acknowledgement to the transferor.  By its acknowledgement of the relevant Transfer, the Company shall be deemed to have acknowledged that its obligations to the Undersigned Holder hereunder shall be deemed to constitute obligations in favor of the relevant transferee as an Undersigned Holder hereunder.  Any sale, transfer or assignment of any Relevant Claim (as defined below) that does not comply with the procedure set forth in the first sentence of this Subsection 3(c) shall be deemed void ab initio.  To extent permitted by law, the Undersigned Holder shall be permitted to Transfer Class A Common Stock of the Company so long as an ownership change under section 382 of the Internal Revenue Code would not occur as a result of the Transfer.  Notwithstanding any order establishing certain notice periods with respect to monitoring transfers of Class A Common Stock, upon request of the Undersigned Holder the Company shall promptly (to the fullest extent permitted by any such order) evaluate and notify the Undersigned Holder of whether it will consent to or waive certain restrictions with respect to the proposed Transfer, which consent and/or waiver shall not be unreasonably withheld.

(d) Further Acquisition of Charter Claims.

This Agreement shall in no way be construed to preclude the Undersigned Holder or any of its respective subsidiaries from acquiring additional Charter Claims; provided that any such additional Charter Claims acquired by the Undersigned Holder or any subsidiary thereof shall automatically be deemed to be subject to the terms of this Agreement.  Upon the request of the Company, the Undersigned Holder shall, in writing and within five (5) business days, provide an accurate and current list of all Charter Claims that it and any subsidiary holds at that time, subject to any applicable confidentiality restrictions and applicable law.

(e) Representation of the Undersigned Holder’s holdings.

The Undersigned Holder represents that, as of the date hereof:

i.
CII is the legal owner, beneficial owner and/or the investment advisor or manager for the legal or beneficial owner of such Charter Claims set forth on its respective signature page (collectively, the “Relevant Claims”);

ii.
there are no Charter Claims of which CII is the legal owner, beneficial owner and/or investment advisor or manager for such legal or beneficial owner that are not part of CII’s Relevant Claims unless CII does not possess the full power to vote and dispose of such claims; and

iii.	CII has full power to vote, dispose of and compromise the aggregate principal amount of the Relevant Claims, subject to applicable securities laws.

(f) Representation of Capacity

The Undersigned Holder is executing this Agreement solely in his capacity as the beneficial owner of claims against the Debtors and of equity interests in the Debtors.  No covenant, agreement or understanding made by the Undersigned Holder in this Agreement is made in his capacity as a chairperson or director of CCI or shall prevent or in any way limit the Undersigned Holder from taking any action or refraining from taking any action in his capacity as a chairperson or director of CCI.

4. The Company’s Responsibilities.

Bondholder Support Agreements.

(a) The Company represents and warrants that it has entered into (or concurrently herewith is entering into) binding restructuring, plan support or lock-up agreements consistent in all material respects with the terms and provisions of this Agreement and the Plan (“Bondholder Support Agreements”) with:

i.
more than two thirds in amount of holders of claims arising out of, or related to, the 11% Senior Notes Indenture dated as of September 14, 2006 and the 11% Senior Notes of CCH I, LLC and CCH I Capital Corporation due 2015 other than the Undersigned Holder or CII (the “CCH I Claims”, each holder of such a claim other than the Undersigned Holder or CII, a “CCH I Bondholder”), and

ii.
more than two thirds in principal amount of holders of claims held by the Committee (as defined in the Term Sheet) arising out of or related to the 10.25% Senior Notes of CCH II, LLC and CCH II Capital Corp. due 2010 and the 10.25% Senior Notes of CCH II, LLC and CCH II Capital Corp. due 2013 (the “CCH II Claims,” together with the CCH I Claims, the “Charter Claims”, and each holder of CCH II Claim a “CCH II Bondholder” and each CCH I Bondholder and each CCH II Bondholder, a “Charter Bondholder”), pursuant to which, except as previously disclosed to the Undersigned Holder in writing, each Charter Bondholder has agreed to be bound to a Bondholder Support Agreement substantially similar to this Agreement, including without limitation, to be bound by the substantially similar provisions set forth in Section 3(a), (b), (c) (excluding the last sentence thereof), (d) and (e) above and Section 8 below.

The Company shall maintain in full force and effect and enforce each Bondholder Support Agreement to the fullest extent possible and as long as this Agreement remains in effect.

The Company shall give prompt written notice and description to the Undersigned Holder of, in each case of which the Company has knowledge, (i) any termination of a Bondholder Support Agreement, (ii) any breach by a Charter Bondholder of a material provision of its Bondholder Support Agreement or the Term Sheet and of any waiver or cure of such breach and (iv) if at any time Bondholder Support Agreements are no longer in full force and effect with at least two thirds in amount of holders of CCH I Claims or more than two thirds in principal amount of holders of CCH II claims held by the Committee.

Implementation of Plan.

(b) The Company shall use its commercially reasonable best efforts to:

i.	effectuate and consummate the Restructuring on the terms described in the Term Sheet and the Plan;

ii.	commence the Chapter 11 Cases on or before April 1, 2009;

iii.	file the Plan and Disclosure Statement, consistent with the terms of the Term Sheet and reasonably acceptable to the Undersigned Holder, and implement all steps necessary and desirable to obtain from the Bankruptcy Court an order confirming the Disclosure Statement (the “Disclosure Statement Order”), which Disclosure Statement Order shall be entered by the Bankruptcy Court no later than on or before the 50th day following the Petition Date;

iv.
implement all steps necessary and desirable to obtain from the Bankruptcy Court an order confirming the Plan, which order shall be in form and substance consistent with the Term Sheet and reasonably acceptable to the Undersigned Holder (the “Confirmation Order”), which Confirmation Order shall be entered by the Bankruptcy Court no later than on or before the 130th day following the Petition Date; and

v.
cause the Effective Date of the Plan to occur no later than on or before the 150th day following the Petition Date but notwithstanding the following proviso in no event shall the Confirmation Date occur in December; provided, that if consents, approvals or waivers required to be obtained from governmental authorities in connection with the Plan with respect to Franchises (as defined in the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq.), licenses and permits covering areas serving at least 80% of the basic subscribers have not been obtained on or before the 150th day following the Petition Date, then cause the Effective Date of the Plan to occur no later than on or before December 15, 2009.

The Company shall take no actions inconsistent with this Agreement, the Term Sheet and the Plan or the expeditious Confirmation and Consummation of the Plan.

5. Mutual Representations, Warranties, and Covenants.

Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

(a) Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) No Consent or Approval.

Except as expressly provided in this Agreement, no consent or approval is required by any other entity in order for it to carry out the provisions of this Agreement.

(c) Power and Authority.

It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, the Term Sheet and the Plan.

(d) Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(e) No Conflicts.

The execution, delivery and performance of this Agreement does not and shall not:  (a) violate any provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

6. No Waiver of Participation and Preservation of Rights.

This Agreement and the Plan are part of a proposed settlement of disputes among the Parties.  Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies, claims and interests.

7. Acknowledgement.

This Agreement and the Term Sheet and the transactions contemplated herein and therein are the product of negotiations between the Parties and their respective representatives.  This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of a plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  The Company will not solicit acceptances of the Plan from the Undersigned Holder in any manner inconsistent with the Bankruptcy Code or applicable nonbankruptcy law.

8. Termination.

(a) Termination Events.

The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary):

i.	the commitments set forth in that certain commitment letter, dated February 11, 2009 (the “Commitment Letter”), expire or terminate pursuant to Section 9 of the Commitment Letter or are otherwise no longer in effect;

ii.
the Company’s board of directors is advised in writing by its outside counsel that continued pursuit of the Plan is inconsistent with its fiduciary duties because, and the board of directors determines in good faith that, (A) a proposal or offer from a third party is reasonably likely to be more favorable to the Company than is proposed under the Term Sheet, taking into account, among other factors, the identity of the third party, the likelihood that any such proposal or offer will be negotiated to finality within a reasonable time, and the potential loss to the company if the proposal or offer were not accepted and consummated, or (B) the Plan is no longer confirmable or feasible;

iii.
the Plan or any subsequent plan filed by the Debtors with the Bankruptcy Court (or a plan supported or endorsed by the Company) is not in a form and substance that is reasonably consistent in all material respects with the Term Sheet;

iv.	the Debtors shall not have filed for chapter 11 relief with the Bankruptcy Court on or before April 1, 2009;

v.	a Disclosure Statement Order reasonably acceptable to the Company and the Undersigned Holder is not entered by the Bankruptcy Court on or before the 50th day following the Petition Date;

vi.	a Confirmation Order reasonably acceptable to the Company and the Undersigned Holder is not entered by the Bankruptcy Court on or before the 130th day following the Petition Date;

vii.
either (a) the Effective Date shall not have occurred on or before the 150th day following the Petition Date or (b) if consents, approvals or waivers required to be obtained from governmental authorities in connection with the Plan with respect to Franchises, licenses and permits covering areas serving at least 80% of the basic subscribers have not been obtained on or before the 150th day following the Petition Date, and all other conditions precedent to the Effective Date shall have been satisfied before the 150th day following the Petition Date or waived by the Undersigned Holder (other than those conditions that by their nature are to be satisfied on the Effective Date), then the Effective Date shall not have occurred on or before December 15, 2009;

viii.	any of the Chapter 11 Cases of the Company is converted to cases under chapter 7 of the Bankruptcy Code and such event causes the Plan not to be confirmable;

ix.
the Bankruptcy Court shall enter an order in any of the Chapter 11 Cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of section 1106(a)) under section 1106(b) of the Bankruptcy Code;

x.	any of the Chapter 11 Cases of the Company is dismissed and such event causes the Plan not to be confirmable;

xi.	the Confirmation Order is reversed on appeal or vacated;

xii.
any Party has breached any material provision of this Agreement or the Term Sheet and any such breach has not been duly waived or cured in accordance with the terms hereof after a period of five (5) days;

xiii.	the Company shall withdraw the Plan or publicly announce its intention not to support the Plan;

xiv.	the Effective Date shall have occurred;

xv.
any Bondholder Support Agreement has terminated, any Charter Bondholder has breached any material provision of its Bondholder Support Agreement or the Term Sheet and any such breach has not been duly waived or cured in accordance with the terms of the Bondholder Support Agreement after a period of five (5) days, or if at any time Bondholder Support Agreements are no longer in full force and effect with at least two thirds in amount of holders of CCH I Claims or more than two thirds in principal amount of holders of CCH II claims held by the Committee; or

xvi.	the Company shall not have reached agreement with senior management on a compensation program reasonably acceptable to the Company and the Requisite Holders by March 12, 2009.

The foregoing Termination Events are intended solely for the benefit of the Company and the Undersigned Holder; provided that no Party may seek to terminate this Agreement and the Term Sheet based upon a material breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions; provided, further, that such actions or omissions may entitle the other Parties to the remedies described in Section 9(e) hereof.

(b) Termination Event Procedures.

i.
Upon the occurrence of a Termination Event contemplated by clause (ii) of Section 8(a) hereof or clause (xii) of Section 8(a) hereof due to a material breach of this Agreement by the Undersigned Holder, in each case subject to the last sentence of Section 8(a) hereof, the Company shall have the right to terminate this Agreement and the Term Sheet by giving written notice thereof to the other Parties.

ii.
Upon the occurrence of a Termination Event contemplated by clause (viii), (xi), (xiv) or (xvi) of Section 8(a) hereof, in each case subject to the last sentence of Section 8(a) hereof, this Agreement and the Term Sheet shall automatically terminate without further action.

iii.
Except as set forth in Section 8(b)(i) and 8(b)(ii) hereof, upon the occurrence of a Termination Event (including, for the avoidance of doubt, a Termination Event contemplated by clause (i) or (ii) of Section 8(a) hereof), subject to the last sentence of Section 8(a) hereof, the Undersigned Holder shall have the right to terminate this Agreement and the Term Sheet by giving written notice to the other Parties unless no later than five (5) business days after the occurrence of any such Termination Event, the occurrence of such Termination Event is waived in writing by the Undersigned Holder.  The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder (the “Automatic Stay”) in connection with giving any such notice (and agree not to object to any non-breaching Party seeking to lift the Automatic Stay in connection with giving any such notice, if necessary).  Any such termination (or partial termination) of the Agreement shall not restrict the Parties’ rights and remedies for any breach of the Agreement by any Party, including, but not limited to, the reservation of rights set forth in Section 6 hereof.

(c) Consent to Termination.

In addition to the Termination Events set forth in Section 8(a) hereof, this Agreement shall be terminable immediately upon written notice to all of the Parties of the written agreement(s) of the Company and the Requisite Holders to terminate all of their restructuring agreements and the written agreement of the Company and the Undersigned Holder to terminate their restructuring agreement.

9. Miscellaneous Terms.

(a) Binding Obligation; Assignment.

Binding Obligation.  Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation of the Parties, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their representatives.  Nothing in this Agreement, express or implied, shall give to any entity, other than the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Assignment.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other entity except as provided in Section 3(c) hereof.

(b) Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

(c) Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

(d) Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.  By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought exclusively in either a state or federal court of competent jurisdiction in the State of New York and County of New York.  By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that, if the Petitions have been filed and any of the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

(e) Specific Performance

The Parties hereby acknowledge that the rights of the Parties under this Agreement are unique and that remedies at law for breach or threatened breach of any provision of this Agreement would be inadequate and, in recognition of this fact, agree that, in the event of a breach or threatened breach of the provisions of this Agreement, in addition to any remedies at law, the Parties (with the consent of the Undersigned Holder, in the case of the Undersigned Holder) shall, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available and the Parties hereby waive any objection to the imposition of such relief.

(f) Complete Agreement, Interpretation and Modification.

i.
Complete Agreement.  This Agreement, the Term Sheet and the other agreements, exhibits and other documents referenced herein and therein constitute the complete agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the Parties with respect thereto.

ii.
Interpretation.  This Agreement is the product of negotiation by and among the Parties.  Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner.  There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

iii.
Modification of this Agreement and the Term Sheet.  Except as set forth in Section 8(b) hereof, as it applies to Termination Events, this Agreement and the Term Sheet may only be modified, altered, amended or supplemented by an agreement in writing signed by the Company and the Undersigned Holder.

(g) Execution of this Agreement.

This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

(h) Settlement Discussions.

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

(i) Consideration.

The Company and the Undersigned Holder hereby acknowledge that no consideration, other than that specifically described herein and in the Term Sheet, shall be due or paid to the Undersigned Holder for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Company’s representations, warranties and agreement to use its commercially reasonable best efforts to obtain approval of the Disclosure Statement and to seek to confirm and consummate the Plan in accordance with the terms and conditions of the Term Sheet.

(j) Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

i.	If to the Company, to:

Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri  63131
Attention:  General Counsel

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York  10022
Attention:  Richard M. Cieri and Paul Basta;

ii.	If to the Undersigned Holder, to:

Charter Investments, Inc.
505 Fifth Avenue S
Suite 900
Seattle, WA 98104
Attention: William McGrath, Esq.
Facsimile: (206) 342-2347
email: billmc@vulcan.com;

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071
Attention: Nicholas P. Saggese, Esq.
Facsimile: (213) 687-5550
email: nick.saggese@skadden.com

- and –

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY  10036
Attention: Jay M. Goffman, Esq.
Facsimile: (917) 777-2120
email: jay.goffman@skadden.com

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

(k) No Obligations following Effective Date.

Upon the occurrence of a Termination Event pursuant to Section 8(a)(xiv) hereof and termination of this Agreement in accordance with Section 8(b)(ii) hereof, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any Party and the Undersigned Holder shall have the sole and exclusive power to vote, or to direct the voting of, and to dispose, or to direct the disposition of, any securities received by the Undersigned Holder pursuant to the Plan.

(l) Savings Clause.

Prior to commencement of the Chapter 11 Cases, if and to the extent the Company’s execution, agreement, performance, undertaking, or similar arrangement herein or in the Term Sheet (each, a “Undertaking”) would cause a default or event of default under the CCO Credit Facility or the CCOH Credit Facility (and for the avoidance of doubt, in each case, including all notes issued thereunder), such Undertaking shall be deemed unenforceable solely to the extent necessary to avoid a default or event of default and such action shall be void ab initio to the extent necessary to avoid a default or event of default.  To the extent that any Undertaking is unenforceable or void in accordance with the foregoing, the Parties shall use commercially reasonable best efforts to restore equivalent consideration to any affected Party.

(m) Time of the Essence.

The Parties agree that time is of the essence with respect to each and every term and provision of this Agreement.

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

Dated:    February 11, 2009

                                                            CHARTER COMMUNICATIONS, INC

                                                            By: ____________________________
                                                            Name: __________________________
                                                            Its: ____________________________

                                                        ____________________________
                                                        PAUL G. ALLEN

                                                            CHARTER INVESTMENT, INC.

                                                            By:  ____________________________
                                                            Name:  __________________________
                                                            Its:  ____________________________

EXHIBIT 1

TERM SHEET